Consent of Independent Certified Public Accountants

         We have issued our report dated November 10, 2000 accompanying the financial statements of Insured Municipals Income Trust, 132nd Insured Multi-Series as of September 30, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
January 25, 2001